EXHIBIT 99.2
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[LOGO - THE PENN TRAFFIC COMPANY]
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FOR IMMEDIATE RELEASE                          CONTACT:  Michael Barone
                                                         Susan Asquith
                                                         Travers Collins & Co.
                                                         716-842-2222

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              FORMER AMERICAN EAGLE OUTFITTERS FINANCIAL EXECUTIVE
              JOINS PENN TRAFFIC AS SENIOR VICE PRESIDENT AND CFO

        SYRACUSE,  NEW YORK,  MAY 9, 2007 --- The Penn  Traffic  Company  (OTC:
PTFC) today announced that Tod A. Nestor will be joining Penn Traffic as Senior Vice President and Chief Financial Officer.

        "Tod Nestor is an accomplished financial executive who has deep experience in all areas of finance, and has demonstrated a keen ability to lead, develop and build top tier teams," said Bob Panasuk, President and Chief Executive Officer of Penn Traffic. "Tod will add a wealth of experience and skills to our senior management team as a result of his experience in working on and with Wall Street, demonstrating the ability to develop and implement innovative approaches to financial analysis and strategy and his high sense of urgency and accountability in delivering operational results that will ultimately drive Penn Traffic's financial performance."

        As Senior Vice President and Chief Financial Officer, Nestor will report directly to Bob Panasuk, President and CEO, and be responsible for managing all responsibilities in Penn Traffic's finance function.

        Prior to joining Penn Traffic Mr. Nestor was Vice President Strategic Planning and Treasurer, as well as Vice President Finance and Controller at American Eagle Outfitters, Inc. Tod is a licensed CPA, CFA, CMA and CFM and brings over 20 years of financial, operational and general management experience to his role at Penn Traffic, including a variety of industry perspectives inclusive of retail and consumer products.

        Prior to Mr. Nestor's time with American Eagle Outfitters, he held various executive and leadership positions in the areas of finance, treasury and operations at H.J. Heinz, Bacardi Ltd., WR Grace, Stern Stewart & Co. and PepsiCo, Inc. (including Pizza Hut subsidiary). Specifically, Mr. Nestor has extensive experience in the areas of financial reporting, performance management, planning and analysis; restructurings; strategic planning; mergers and acquisitions; investor relations; treasury and tax planning, and; operations improvement.


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


        Mr. Nestor holds a Masters of Business Administration from the Wharton School of the University of Pennsylvania in Finance and Entrepreneurial Management with a concentration in Strategic Planning, and a Bachelors of Business Administration degree in Accounting from the University of Notre Dame.


FORWARD LOOKING STATEMENTS
--------------------------

        This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements proceeded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "could," and other similar
expressions   are   to   be   considered   such   forward-looking   statements.
Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the ability of the Company to improve its operating performance and effectuate its business plans; the ability of the Company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; the ability of the Company to generate cash; the ability of the Company to attract and maintain adequate capital; the ability of the Company to refinance; increases in prevailing interest rates; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the Company to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; the ability of the Company to pursue strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending, or the commencement of any new, legal proceedings
against,  or  governmental   investigations  of  the  Company,   including  the
previously announced SEC and U.S. Attorney's Office investigations. The Company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the Company will meet future
results,   performance   or   achievements   expressed   or   implied  by  such
forward-looking statements. The Company does not necessarily intend to update these factors.
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The Penn Traffic Company operates 106 supermarkets in Pennsylvania, upstate New
York, Vermont and New Hampshire under the BiLo, P&C and Quality trade names. Penn Traffic also operates a wholesale food distribution business serving approximately 120 independent operators and Penny Curtiss, a Syracuse-based commercial bakery.


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